UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 5, 2007
Date of Report (Date of earliest event reported)

Ciena Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21969 (Commission File No.)	23-2725311 (IRS Employer Identification No.)
1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)
(410) 865-8500
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 5, 2007, Ciena Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc. under which the Company agreed to issue and sell $450,000,000 aggregate principal amount of 0.875% Convertible Senior Notes due 2017 (the “Notes”) in a public offering pursuant to the Company’s registration statement on Form S-3 (SEC File No. 333-143490) and a related prospectus supplement dated June 6, 2007 (the “Prospectus Supplement”). The Company also granted Deutsche Bank Securities Inc. an option to purchase up to an additional $50,000,000 in principal amount of Notes from us at the offering price less the underwriting discount, which Deutsche Bank Securities exercised on June 6, 2007. The Company estimates that the proceeds from the sale of the Notes will be approximately $488.4 million, after deducting the underwriting discount and offering expenses. The Notes will be issued pursuant to an indenture to be entered into between the Company and The Bank of New York, as trustee. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as an exhibit to this report and is incorporated into this Item 1.01 by reference.
Item 3.02. Unregistered Sales of Equity Securities.
     Under the Underwriting Agreement described above, the Company has agreed to sell up to $500,000,000 aggregate principal amount of Notes. The Notes are convertible into up to approximately 13,107,700 shares of our common stock, subject to adjustments as described in the Prospectus Supplement. The terms on which the Notes are convertible into our common stock are described in the section of the Prospectus Supplement entitled “Description of the Notes—Conversion of Notes”, which description is incorporated into this Form 8-K by reference. To the extent that any common stock is issued upon conversion of the Notes, it will be issued in transactions anticipated to be exempt from registration under the Securities Act of 1933 by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and issuance of the stock.
Item 9.01. Financial Statements and Exhibits.
Exhibit No.

1.01	Underwriting Agreement dated June 5, 2007 between the Company and Deutsche Bank Securities Inc.

5.01	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

23.01	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.01)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION
June 6, 2007	By:	/s/ RUSSELL B. STEVENSON
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.

1.01	Underwriting Agreement dated June 5, 2007 between Ciena Corporation and Deutsche Bank Securities Inc.

5.01	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Notes

23.01	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.01)